QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.15

Investment Banking Support Agreement

        This Investment Banking Support Agreement (the "Agreement") is dated this second day of July, 2002 in Carson City, Nevada by and between Charles Russell & Meredith, Inc. (a Nevada corporation) whose business address is 202 North Curry Street, Suite 100, Carson City, Nevada 89703-4121 (hereinafter CR&M) and Network Printing Solutions, Inc. (a Delaware corporation) whose business address is 801 International Parkway 5th Floor Lake Mary, FL 32746 (hereinafter NPS, Inc.)

Recitals

A.
NPS, Inc. is in the process of registering its pubic offering with the United States Securities and Exchange Commission.

B.
CR&M is assisting NPS, Inc. with its registration of a pubic offering through the United States Securities and Exchange Commission.

C.
NPS, Inc. has paid CR&M the sum total of sixty-thousand dollars ($60,000.00) to assist NPS, Inc. with its registration of its public offering.

D.
NPS, Inc. desires to retain, the following individuals and or entities, to assist it with its post registration activities.

      David Clancy
      Sean Lewis
      Clarkson Hyde International
      Robert Dewsbury

E.
David Clancy, Sean Lewis, Clarkson Hyde International, and Robert Dewsbury wish to be retained by NPS, Inc. to assist NPS, Inc. with its post registration activities.

F.
CR&M desires to assign compensation for post registration activities to the individuals and/or entities specified in article D above and hereby quits any claim for compensation from NPS, Inc.

G.
NPS, Inc. desires to compensate the individuals and/or entities specified in article D hereto consistent with the terms and conditions of the "Agreement".

        NOW THEREFORE, as consideration for the promises, covenants, and conditions contained in the "Agreement" NPS, Inc. and CR&M agree as follows:

1.0    Term

  The term of this agreement shall be two (2) years from the date first appearing hereon, unless extended for an additional two (2) years by mutual consent.

2.0    Engagement

  The individuals and/or entities specified in article D hereto shall be retained to assist NPS, Inc. with after market support and consulting related to the publicly traded stock of NPS, Inc. Should the stock of NPS, Inc. not be listed on the Over The Counter Bulletin Board Exchange in the United States, NPS, Inc. shall not be obligated to compensate the individuals and/or entities listed in Article D hereto, unless NPS, Inc. should enter into an agreement whereby a "stock swap" is agreed to prior to the listing of NPS, Inc.'s shares on the Over The Counter Bulletin Board Exchange. In the case that such a "stock swap" is agreed to NPS, Inc. is hereby obligated to compensate the individuals and/or entities as specified herein.

3.0    Compensation

  Compensation shall be in the form of free trading shares of NPS, Inc.'s stock subsequent to its listing on the Over The Counter Bulletin Board Exchange in the United States in the percentages of the total issued and outstanding shares as follows:

3.1	David Clancy	4.5%
3.2	Sean Lewis	4.5%
3.3	Clarkson Hyde Int'l.	2.0%
3.4	Bob Dewsbury	2.0%

  Should NPS, Inc. enter into an agreement to be acquired through a "stock swap", "cash" or a combination of a "stock swap" and "cash" agreement the percentages specified above in this Article 3.0 shall apply as if NPS, Inc. had been listed on the Over The Counter Bulletin Board Exchange in the United States. The percentages shall apply to the total issued and outstanding shares of NPS, Inc.

4.0    Relationship of the Parties.

  This Agreement shall not constitute and employer-employee relationship. It is the intention of each party that CR&M and the individuals and/or entities specified in Article D hereto, shall be independent contractors and not an employees of NPS, Inc. Neither CR&M nor the Individuals and/or entities specified in Article D hereto, shall not have authority to act as the agent of NPS, Inc. except as such authority is specifically delegated to CR&M and/or the individuals and/or entities specified in Article D hereto. Subject to the express provisions herein, the manner and means utilized by CR&M and/or the individuals and/or entities specified in Article D hereto in the performance of services here under shall be under the sole control of CR&M and or the individuals and/or entities specified in Article D hereto.

5.0    General Provisions.

  5.1
  Severable Provisions—The provisions of this Agreement are severable and if any one or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

  5.2
  Binding Agreement—The rights and obligations under this Agreement shall inure to the benefit of and shall be binding on the successors and assigns of the parties hereto.

  5.3
  Attorneys fees—In any legal action that arises under this Agreement or by reason of any asserted breach of it, the prevailing party shall be entitled to recover all costs and expenses, including attorneys fees, incurred in enforcing or attempting to enforce any of the terms, covenants or condition, including costs incurred prior to the commencement of legal action, and all costs and expensed, including reasonable attorneys fees, incurred in any appeal from an action brought to enforce any of the terms, covenants or conditions.

  5.4
  Notices—Any notice to be given by either party under the terms of the Agreement shall be addressed to the other party at the address of such party's principal place of business, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed and addressed envelope, registered or certified, and deposited (postage and registry of certification fee prepaid) in the U.S. mail.

  5.5
  Waiver—Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

  5.6
  Entire agreement—This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto and contains all of the covenants and agreement between the parties with respect to the provision of services by CR&M to NPS, Inc. Each party to the

    Agreement acknowledges that no representations, inducements, promises or agreement, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that any other agreement, statement or promise not contained in this Agreement will be effective only if it is in writing signed by the party to be charged.

  5.7
  Titles and headings—Titles and headings to sections of this Agreement are for the purpose of reference only and shall in no way limit, define or otherwise affect the interpretation or construction of such provisions.

  5.8
  Governing law—The parties agree that it is their intention and covenant that this Agreement and performance under it, that all suits and special proceedings that may ensue from its breach, be construed in accordance with and under the laws of the State of Nevada, and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Nevada shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

  5.9
  Assignments—This Agreement and the rights and obligations of the parties here under shall not be assigned by any party without the written consent of the other and any action reporting to effect such assignment shall be null and void unless and until such consent is obtained.

        IN WITNESS HEREOF, the parties have executed this Agreement as of the day and year first above written.

Signed:

D. J. Clancy	Peter O' Farrelly
Charles Russell & Meredith Inc. "CR&M"	Network Printing Solutions, Inc. "NPS, Inc."

QuickLinks

  Exhibit 10.15
Investment Banking Support Agreement
Recitals